Exhibit 1.01 Conflict Minerals Report

THE CHILDREN’S PLACE, INC.

Conflict Minerals Report

For the Year Ended December 31, 2015

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms. These forward-looking statements are based upon current expectations and assumptions of The Children's Place, Inc. and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers of this Report are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this Report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

1.	Introduction

This Conflict Minerals Report has been prepared by The Children’s Place, Inc. and its subsidiaries (herein referred to as “The Children’s Place,” the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 through December 31, 2015 (the “Reporting Period”).

The Children’s Place is the largest pure-play children's specialty apparel retailer in North America offering apparel, accessories and footwear for children sizes 0-16 under the proprietary “The Children's Place”, “Place” and “Baby Place” brand names. The Company also offers merchandise online at www.childrensplace.com. The Company does not directly manufacture products but rather designs, and “contracts to manufacture” from its suppliers, certain branded and generic products.

The Rule requires companies to disclose their use of conflict minerals (as defined below) if those minerals are “necessary to the functionality or production of a product” manufactured or contracted to be manufactured by those companies. The conflict minerals covered by the Rule are tantalum, tin, gold, tungsten (“3TG”) or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

The Company has determined that it contracts to manufacture certain products for which one or more of the 3TG metals are necessary to the functionality or production of those products. Accordingly, the Company conducted a reasonable country of origin inquiry (“RCOI”) and due diligence as required by the Rule.

2.	Reasonable Country of Origin Inquiry (“RCOI”)

The Company is far removed from the sources of ore from which minerals are produced, and the smelters or refineries (“SORs”) that process those ores. The efforts undertaken to identify the country(ies) of origin of those ores reflect the Company’s circumstances and position in the supply chain. The Company must rely on information obtained from direct suppliers, who in turn, must obtain information from upstream suppliers, on the origin of the 3TG used in the products manufactured for the Company. Such information may be inaccurate or incomplete.

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As part of the Company’s RCOI process, the Company developed a risk-based approach that focused on direct suppliers of finished products, as well as suppliers that are reasonably likely to supply components or trims containing one or more of the 3TG metals (together, the “In-Scope Suppliers”) which could have originated from the Covered Countries.

In-Scope Suppliers were asked to complete the Supply Chain Compliance Questionnaire adapted from the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template (the “CMRT”). The Company believes that the CMRT is generally regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands. As such, the Company believes the process was reasonably designed and performed in good faith.

The CMRT includes questions regarding the presence and sourcing of 3TG used in the products supplied to the Company, the In-Scope Supplier’s conflict minerals policy, due diligence process, and information about its supply chain, including the names and locations of SORs.

The questionnaire responses were evaluated for plausibility, consistency, and gaps.

The response rate among In-Scope Suppliers was 96%.

Of those responding In-Scope Suppliers, 8% reported one or more of the 3TG metals as necessary to the functionality or production of the products they manufactured for the Company. Further due diligence (as described below) was undertaken to ascertain the chain and custody of the identified 3TG metals.

Of the In-Scope Suppliers who reported use of a 3TG metal, 62% provided SOR information.

3.	Due Diligence

A.	Design of Due Diligence

The Company’s due diligence measures were designed to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (OECD) in the publication OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold.

B.	Due Diligence Performed

The Company performed its due diligence as follows:

Step 1: Establish a Strong Company Management System

Policies and Procedures

The Company communicated its conflict minerals policy to all In-Scope Suppliers. In addition, the Company’s purchase order, or PO, terms and conditions contain provisions regarding conflict minerals compliance. In-Scope Suppliers are required to certify compliance, at least once per year, to the Company’s conflict minerals policy and the PO terms and conditions.

Internal Team

The Company has a conflict minerals team that manages the implementation and progress of its due diligence efforts. The team is composed of representatives from the Company’s (i) legal and (ii) global sourcing departments, as well as (iii) a conflict minerals third-party services provider.

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Control Systems

The Company has in place the following controls: (i) a company-wide business code of conduct that outlines expected behaviors for all Company associates, and (ii) a vendor code of conduct that outlines expected behavior and working conditions for vendors and suppliers.

Maintain Records

The Company has a records retention policy that provides that relevant materials must be preserved for appropriate periods.

Supplier Engagement

The Company utilized members of its global sourcing team and conflict minerals third-party services provider to engage with In-Scope Suppliers on the exchange of supply chain and conflict minerals related information.

Step 2: Identify and Assess Risks in the Supply Chain

For those In-Scope Suppliers who identified the use of one or more 3TG metals in products supplied to the Company, further investigation was performed to determine the source and chain-of-custody of the 3TG, and specifically, whether the SOR of the 3TG is known or thought to be sourcing from the Covered Countries.

The following internationally accepted audit standards were used to determine which SORs are considered “DRC Conflict Free”: the CFSI Conflict-Free Smelter Program (“CFSP”), the London Bullion Market Association Good Delivery Program (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”).

If the SOR is not certified by an internationally-recognized scheme, additional research (internet, industry and government associations) and outreach (email and telephone) with the SOR was performed to confirm the data provided in the CMRT and to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs took to track the chain-of-custody on the source of its mineral ores.

Step 3: Design and Implement a Strategy to Respond to Risks

The Company’s conflict minerals team held regular conference calls to discuss progress on the RCOI and due diligence efforts. Findings were reported to senior management. In the event that the Company discovers that an In-Scope Supplier is using conflict minerals in products manufactured for the Company, the Company will work with the In-Scope Supplier to ensure that the minerals are sourced from registered conflict free smelters or the minerals are eliminated from use.

During the Reporting Period, there were no instances where it was necessary for the Company to implement risk mitigation efforts, temporarily suspend trade or disengage with a supplier for sourcing and using conflict minerals in products manufactured for the Company.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence at identified points in the supply chain

The Company does not have a direct relationship with SORs and therefore does not perform or direct audits of these entities.

Step 5: Reports on Supply Chain Due Diligence

This Conflict Minerals Report constitutes the Company’s annual report on its conflict minerals due diligence. The Report is available at www.childrensplace.com and is filed with the SEC.

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C.	Due Diligence Findings

Given the Company’s position in the supply chain and the CMRT responses from In-Scope Suppliers, the Company is unable to determine whether the 3TG present in its products originated in the Covered Countries or financed or benefited armed groups in those countries.

Product Description

The products at issue are children’s apparel, accessories and footwear.

Processing Facilities

Based on the CMRT responses from In-Scope Suppliers, the attached Appendix 1 sets forth the SORs that may have processed the 3TG used in products manufactured for the Company.

Country of Origin

The following is a list of the countries of origin of the 3TG processed by the SORs identified in the attached Appendix 1:

•	Argentina, Armenia, Australia, Austria;
•	Belgium, Bolivia, Brazil;
•	Canada, Chile, China;
•	DRC – Congo (Kinshasa)*;
•	Ethiopia;
•	France;
•	Germany, Ghana, Guinea, Guyana;
•	Hong Kong;
•	India, Indonesia, Italy;
•	Japan, Jersey
•	Kazakhstan, Kyrgyzstan;
•	Laos;
•	Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique*, Myanmar;
•	Namibia, Netherlands;
•	Papua New Guinea, Peru, Philippines, Poland, Portugal;
•	Russia, Rwanda*;

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•	Saudi Arabia, Singapore, South Africa*, South Korea, Spain, Suriname, Sweden, Switzerland;
•	Taiwan, Tajikistan, Tanzania*, Thailand, Turkey;
•	United Arab Emirates*, United Kingdom, United States; and
•	Uzbekistan, and Zambia*.

* Only conflict free certified smelters identified the DRC, Mozambique, Rwanda, South Africa, Tanzania, United Arab Emirates and Zambia as countries of origin for processed 3TG.

Independent Private Sector Audit

For the Reporting Period, the company is not required to obtain an independent private sector audit of the Conflict Minerals Report.

4.	Steps to Improve Due Diligence

The Company continues to take the following steps to improve due diligence processes in place, namely:

•	Continue engagement with vendors and suppliers and direct them to information and training resources in order to increase the response rate and improve the content of the supplier CMRT responses;
•	Continue to require that vendors and suppliers certify, on at least an annual basis, that conflict minerals are not used in their products; and
•	Work with suppliers, if found to be providing the Company with components or materials containing minerals from sources that support conflict in the Covered Countries, to establish an alternative source of minerals that does not support such conflict.

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Appendix 1 to Conflict Minerals Report

Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Gold
Advanced Chemical Company	Not Certified	No
Aida Chemical Industries Co., Ltd.	CFSP	Yes
Argor-Heraeus SA	LBMA, RJC, CFSP	Yes
Asahi Pretec Corporation	LBMA, CFSP	Yes
Asahi Refining Canada Limited	LBMA, CFSP	Yes
Asahi Refining USA Inc.	LBMA, CFSP	Yes
Asaka Riken Co., Ltd.	CFSP	Yes
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Not Certified	No
Aurubis AG	LBMA, CFSP	Yes
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, CFSP	Yes
Bauer Walser AG	Not Certified	No
Boliden AB	LBMA, CFSP	Yes
C. Hafner GmbH + Co. KG	LBMA, CFSP	Yes
Caridad	Not Certified	No
CCR Refinery - Glencore Canada Corporation	LBMA, CFSP	Yes
Cendres + Métaux SA	Not Certified	No
Chimet S.p.A.	LBMA, CFSP	Yes
Chugai Mining	Not Certified	No
Daejin Indus Co., Ltd.	Not Certified	No
Daye Non-Ferrous Metals Mining Ltd.	Not Certified	No
DODUCO GmbH	CFSP	Yes
Dowa	Not Certified	No
DSC (Do Sung Corporation)	Not Certified	No
Eco-System Recycling Co., Ltd.	CFSP	Yes
Elemetal Refining, LLC	LBMA, CFSP	Yes
Faggi Enrico S.p.A.	Not Certified	No
Gansu Seemine Material Hi-Tech Co Ltd	Not Certified	No
Guangdong Jinding Gold Limited	Not Certified	No
Hangzhou Fuchunjiang Smelting Co., Ltd.	Not Certified	No
Heimerle + Meule GmbH	LBMA, CFSP	Yes
Heraeus Ltd. Hong Kong	LBMA, RJC, CFSP	Yes
Heraeus Precious Metals GmbH & Co. KG	LBMA, CFSP	Yes
Hunan Chenzhou Mining Co., Ltd.	Not Certified	No
Hwasung CJ Co. Ltd	Not Certified	No
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA	Yes
Ishifuku Metal Industry Co., Ltd.	LBMA, CFSP	Yes

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Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Istanbul Gold Refinery	LBMA, CFSP	Yes
Japan Mint	LBMA, CFSP	Yes
Jiangxi Copper Company Limited	LBMA, CFSP	Yes
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA, CFSP	Yes
JSC Uralelectromed	LBMA, CFSP	Yes
JX Nippon Mining & Metals Co., Ltd.	LBMA, CFSP	Yes
Kazzinc	LBMA, CFSP	Yes
Kennecott Utah Copper LLC	LBMA, RJC, CFSP	Yes
Kojima Chemicals Co., Ltd.	CFSP	Yes
Korea Metal Co. Ltd	Not Certified	No
Kyrgyzaltyn JSC	LBMA	Yes
L' azurde Company For Jewelry	Not Certified	No
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Not Certified	No
LS-NIKKO Copper Inc.	LBMA, CFSP	Yes
Luo yang Zijin Yinhui Metal Smelt Co Ltd	Not Certified	No
Materion	CFSP	Yes
Matsuda Sangyo Co., Ltd.	LBMA, CFSP	Yes
Metalor Technologies (Hong Kong) Ltd.	LBMA, CFSP	Yes
Metalor Technologies (Singapore) Pte., Ltd.	LBMA, CFSP	Yes
Metalor Technologies SA	LBMA, CFSP	Yes
Metalor USA Refining Corporation	LBMA, RJC, CFSP	Yes
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	LBMA, CFSP	Yes
Mitsubishi Materials Corporation	LBMA, CFSP	Yes
Mitsui Mining & Smelting	LBMA, CFSP	Yes
Moscow Special Alloys Processing Plant	LBMA, CFSP	Yes
Nadir Metal Rafineri San. Ve Tic. A.Ş.	LBMA, CFSP	Yes
Navoi Mining and Metallurgical Combinat	LBMA, CFSP - Active	Yes
Nihon Material Co., Ltd.	LBMA, CFSP	Yes
Ohura Precious Metal Industry Co., Ltd.	CFSP	Yes
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	LBMA, CFSP	Yes
OJSC Kolyma Refinery	Not Certified	No
OJSC Novosibirsk Refinery	LBMA, CFSP	Yes
PAMP SA	LBMA, RJC, CFSP	Yes
Penglai Penggang Gold Industry Co Ltd	Not Certified	No
Prioksky Plant of Non-Ferrous Metals	LBMA, CFSP	Yes
PT Aneka Tambang (Persero) Tbk	LBMA, CFSP	Yes
PX PrŽcinox SA	LBMA, RJC, CFSP	Yes
Rand Refinery (Pty) Ltd.	LBMA, CFSP	Yes

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Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Republic Metals Corporation	LBMA, RJC, CFSP
Royal Canadian Mint	LBMA, CFSP	Yes
Sabin Metal Corp.	Not Certified	No
SAMWON METALS Corp.	Not Certified	No
Schone Edelmetaal B.V.	LBMA, CFSP	Yes
SEMPSA Joyería Platería SA	LBMA, CFSP	Yes
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, CFSP	Yes
So Accurate Group, Inc.	Not Certified	No
SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, CFSP	Yes
Solar Applied Materials Technology Corp.	LBMA, CFSP	Yes
Sumitomo Metal Mining Co., Ltd.	LBMA, CFSP	Yes
Tanaka Kikinzoku Kogyo K.K.	LBMA, CFSP	Yes
The Great Wall Gold and Silver Refinery of China	LBMA	Yes
The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, CFSP	Yes
Tokuriki Honten Co., Ltd.	LBMA, CFSP	Yes
TongLing Nonferrous Metals Group Holdings Co., Ltd.	Not Certified	No
Torecom	Not Certified	No
Umicore Brasil Ltda.	LBMA, CFSP	Yes
Umicore Precious Metals Thailand	RJC, CFSP	Yes
Umicore SA Business Unit Precious Metals Refining	LBMA, CFSP	Yes
United Precious Metal Refining, Inc.	CFSP	Yes
Valcambi SA	LBMA, RJC, CFSP	Yes
Western Australian Mint trading as The Perth Mint	LBMA, CFSP	Yes
Yamamoto Precious Metal Co., Ltd.	CFSP	Yes
Yokohama Metal Co., Ltd.	CFSP	Yes
Yunnan Copper Industry Co Ltd	Not Certified	No
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, CFSP	Yes
Zijin Mining Group Co., Ltd. Gold Refinery	LBMA, CFSP	Yes
Tin
Alpha	CFSP	Yes
China Tin Group Co., Ltd.	CFSP	Yes
CNMC (Guangxi) PGMA Co. Ltd.	Not Certified	No
Cooperativa Metalurgica de Rondônia Ltda.	CFSP	Yes
CV Serumpun Sebalai	CFSP	Yes
CV United Smelting	CFSP	Yes
Dowa	Not Certified	No
EM Vinto	CFSP	Yes
Estanho de Rondônia S.A.	Not Certified	No
Fenix Metals	CFSP	Yes

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Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Gejiu Kai Meng Industry and Trade LLC	CFSP - Active	No
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP	Yes
Gejiu Zi-Li	Not Certified	No
Huichang Jinshunda Tin Co. Ltd	Not Certified	No
Jiangxi Ketai Advanced Material Co., Ltd.	CFSP	Yes
Linwu Xianggui Smelter Co	Not Certified	No
Magnu's Minerais Metais e Ligas Ltda.	CFSP	Yes
Malaysia Smelting Corporation (MSC)	CFSP	Yes
Melt Metais e Ligas S/A	CFSP	Yes
Metallo-Chimique N.V.	CFSP	Yes
Mineração Taboca S.A.	Not Certified	No
Minsur	CFSP	Yes
Mitsubishi Materials Corporation	CFSP	Yes
Nankang Nanshan Tin Co., Ltd.	Not Certified	No
O.M. Manufacturing (Thailand) Co., Ltd.	CFSP	Yes
Operaciones Metalurgical S.A.	CFSP	Yes
PT Artha Cipta Langgeng	CFSP	Yes
PT Babel Inti Perkasa	CFSP	Yes
PT Bangka Tin Industry	CFSP	Yes
PT Belitung Industri Sejahtera	CFSP	Yes
PT Bukit Timah	CFSP	Yes
PT DS Jaya Abadi	CFSP	Yes
PT Eunindo Usaha Mandiri	CFSP	Yes
PT Karimun Mining	Not Certified	No
PT Mitra Stania Prima	CFSP	Yes
PT Prima Timah Utama	CFSP	Yes
PT Refined Bangka Tin	CFSP	Yes
PT Sariwiguna Binasentosa	CFSP	Yes
PT Stanindo Inti Perkasa	CFSP	Yes
PT Timah (Persero) Tbk Kundur	CFSP	Yes
PT Timah (Persero) Tbk Mentok	CFSP	Yes
PT Tinindo Inter Nusa	CFSP	Yes
Rui Da Hung	CFSP	Yes
Soft Metais Ltda.	CFSP	Yes
Thaisarco	CFSP	Yes
Umicore SA Business Unit Precious Metals Refining	Not Certified	No
White Solder Metalurgia e Mineração Ltda.	CFSP	Yes
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CFSP - Active	No
Yunnan Tin Group (Holding) Company Limited	CFSP	Yes

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Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Tungsten
None.	N/A.	N/A.
Tantalum
None.	N/A.	N/A.

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